EXHIBIT 5.1

GREENBERG TRAURIG, LLP
The MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166

                                                 February 2, 2010

KIT digital, Inc.
205 Hudson Street, Suite 802
New York, New York 10013

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to KIT digital, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) an indeterminate number of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company having a maximum aggregate offering price of $100,000,000 (the “Company Shares”) that may be offered and sold from time to time by the Company and (ii) 1,641,583 shares of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”) that may be offered and sold from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”).

In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to our opinion, on certificates and other inquiries of officers of the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the federal laws of the United States of America and, to the extent relevant hereto, the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

(i)           when (a) the Company has taken all necessary action to authorize and approve the issuance of Company Shares, the terms of the offering thereof and related matters, and (b) such Company Shares have been issued and delivered against payment therefor in accordance with the terms of an applicable definitive purchase, underwriting or similar agreement, then such Company Shares will have been legally issued, fully paid, non-assessable and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(ii)          the Selling Stockholder Shares reserved for issuance upon exercise of the Warrants, when so issued upon such exercise in accordance with the terms and provisions thereof, will be legally issued, fully paid, non-assessable and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP